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EXHIBIT 10.19


THIS NOTE AND THE COMMON STOCK OF THE COMPANY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (the "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THIS NOTE AND THE COMMON STOCK OF THE COMPANY MAY NOT BE SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER CONCURRED IN BY COUNSEL FOR THE COMPANY THAT REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.


                                   PENGE CORP.
                                 PROMISSORY NOTE

$ ______________                                     Issue Date: _______________


FOR VALUE RECEIVED, Penge Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________ (the "Holder") in lawful money of the United States at the address of the Holder set forth below, the principal amount of ______________, with simple interest at the rate of twelve percent (12.0%) per annum.

Interest will be calculated on a 365-day year for the actual number of days elapsed and shall commence on the Issue Date and continue on the outstanding principal until paid in full or converted as provided below.

l. Purchase Terms. This note (the "Note") is issued pursuant to the terms outlined below

         o        The note is an approximately 24 month note.

         o The note carries quarterly interest payments due the 1st of each quarter beginning ______________ with interest prorated based on receipt of funds.

         o        An $_________ balloon of the principal is due on ____________.

         o The Holder will receive a UCC1 lien filed in the state of Arizona against $_________ of nursery collateral listed below.

2. Maturity Date. The entire outstanding principal balance of this Note, and any unpaid accrued interest, shall be due and payable in full on ______________ unless prepaid or converted by the Holder prior to the Maturity Date pursuant to the terms of this Note.

3. Payment. All amounts payable hereunder shall be paid by the Company in immediately available and freely transferable funds at the place designated by the Holder to the Company for such payment.

4. Successors and Assigns. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

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5.       Severability. If any provision of the Note is held to be illegal, invalid or unenforceable under any present or future law, then: (i) such provision, or any portion thereof, shall be fully severable; (ii) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal. invalid or unenforceable provision or its severance from this Note; and (iv) in lieu of such illegal, invalid or unenforceable provision there will automatically be added as a part of this Note a legal, valid and enforceable provision on terms as substantially similar as possible to the terms of the illegal, invalid or unenforceable provision.

6. Amendment. This Note and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

7. Governing Law. The terms of this Note shall be construed in accordance with the Laws of the State of Delaware as applied to contracts entered into by Delaware residents within the State of Delaware, which contracts are to be performed entirely within the State of Delaware.

8. Notice. Any notice or other communication provided for under this Note shall be in writing and shall be sent by (a) personal delivery, (b) registered or certified mail (return receipt requested) or (c) nationally recognized overnight courier service, to Company or to the Purchaser at their respective addresses set forth on the signature pages of the Agreement. A notice or other communication shall be deemed to have been duly received (a) if personally delivered, on the date of such delivery, (b) if mailed, on the date set forth on the signed return receipt or (c) if delivered by overnight courier, on the date of actual delivery (as evidenced by the receipt of the overnight courier service).

9.       Collateral. The Company agrees to provide the collateral listed below:

         [_________________________]

         In the event of default, the Company also agrees to assist the Holder in picking up the already potted trees and liquidating them to existing Company customers and to other retail outlets that the Company is familiar with. The Holder could liquidate the product at $.25 on the dollar (around $6.25 per tree) and recoup 100% of principal.

         The collateral will be secured by UCC-l filing within 10 days of the signing of this note, filed by the Company in the state where the collateral is located.

10. Conversion of the note to Penge Common Stock. The note holder will also receive a two year option to convert this debt into Penge Corp. common stock. The conversion price is fixed at $0.95 cents for the first twelve months of this note, $1.05 cents for the second twelve months of this note. The conversion rights are pursuant to the following terms:

         o The Holder may elect to exercise the option to convert to stock by notifying the Company in writing during the exercise periods, of their intention to convert part or all of this promissory note into common stock.

         o The Company agrees to give the Holder piggy back registration rights and to register the shares into the next available registration statement at no cost to the Holder.

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         o        The Company agrees to give the Holder the right to convert any part of the loan to stock at any time within the loan period. The Holder may convert any part of the loan as many times as the Holder elects during the period.

         o The Holder acknowledges that they have received the documentation for the Company $.70 private placement with disclosure information related to risk factors, capitalization and management.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


PENGE CORPORATION

By:  ______________________________________

Name:    KC Holmes
Title:   President

Date: _____________________________________


LENDER:

Signature: ________________________________

Name:      ________________________________

Address:   ________________________________
           ________________________________

Date:      ________________________________